Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Third Quarter 2015 Financial Results

TUPELO, MS, October 19, 2015/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter and nine months ended September 30, 2015.

Highlights for the third quarter of 2015 included:

•	Net income of $34.3 million or $0.36 per diluted share.

•	Net operating income of $34.3 million or $0.36 per diluted share.

•	Generated net loan growth of $212.0 million, or 8.4 percent on an annualized basis.

•	Repurchased 2,882,000 shares of outstanding common stock at a weighted average price of $23.58.

•	Mortgage lending revenue adversely impacted by a negative mortgage servicing rights (“MSR”) valuation adjustment of $5.3 million.

•	Earnings for the quarter benefitted from a negative provision for credit losses of $3.0 million.

•	Net interest margin improved to 3.59 percent as a result of stable loan yields and a shift in the earning asset mix.

•	Continued progress toward improving cost structure reflected by a $1.7 million decline in total noninterest expense compared to the second quarter of 2015.

The Company reported net income of $34.3 million, or $0.36 per diluted share, for the third quarter of 2015 compared with net income of $28.8 million, or $0.30 per diluted share, for the third quarter of 2014 and net income of $39.7 million, or $0.41 per diluted share, for the second quarter of 2015. Additionally, the Company reported net income of $106.3 million, or $1.10 per diluted share, for the first nine months of 2015 compared to $88.1 million, or $0.92 per diluted share, for the first nine months of 2014.

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BancorpSouth, Inc.

Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS Announces Third Quarter Results

October 19, 2015

The Company reported net operating income (excluding merger related and other non-operating expenses) of $34.3 million, or $0.36 per diluted share, for the third quarter of 2015 compared to $30.8 million, or $0.32 per diluted share, for the third quarter of 2014 and $39.7 million, or $0.41 per diluted share, for the second quarter of 2015.

“Our third quarter results reflect yet another quarter of steady improvement in our core operating performance,” remarked Dan Rollins, BancorpSouth Chairman and Chief Executive Officer. “We are pleased to report net loan growth of $212.0 million, or 8.4 percent annualized. This growth, combined with stable loan yields, resulted in improvement to our net interest margin as well as growth in net interest income. We continue to improve our cost structure while growing our Company. Total non-interest expense declined $1.7 million compared to the second quarter. Finally, the general decline in the equity markets during the quarter provided us with an opportunity to initiate our share repurchase program, which was authorized late last year. During the quarter, we repurchased approximately 2.9 million shares, or half of the 5.8 million shares authorized for repurchase.”

Net Interest Revenue

Net interest revenue was $111.1 million for the third quarter of 2015, an increase of 5.2 percent from $105.6 million for the third quarter of 2014 and an increase of 3.5 percent from $107.3 million for the second quarter of 2015. The fully taxable equivalent net interest margin was 3.59 percent for the third quarter of 2015 compared to 3.62 percent for the third quarter of 2014 and 3.54 percent for the second quarter of 2015. Yields on loans and leases were 4.22 percent for the third quarter of 2015 compared with 4.36 percent for the third quarter of 2014 and 4.23 percent for the second quarter of 2015, while yields on total interest earning assets were 3.82 percent for the third quarter of 2015 compared with 3.89 percent for the third quarter of 2014 and 3.78 percent for the second quarter of 2015. The average cost of deposits was 0.22 percent for the third quarter of 2015 compared to 0.28 percent for the third quarter of 2014 and 0.23 percent for the second quarter of 2015.

Asset, Deposit and Loan Activity

Total assets were $13.8 billion at September 30, 2015 compared with $13.1 billion at September 30, 2014. Loans and leases, net of unearned income, were $10.2 billion at September 30, 2015 compared with $9.5 billion at September 30, 2014.

Total deposits were $11.1 billion at September 30, 2015 compared with $10.7 billion at September 30, 2014. A decrease in time deposits of $196.2 million, or 9.4 percent, at September 30, 2015 compared to September 30, 2014 was more than offset by growth in other lower cost deposits. Noninterest bearing demand deposits increased $242.3 million, or 8.6 percent, over the same period. Additionally, savings deposits increased $98.0 million, or 7.5 percent, while interest bearing demand deposits increased $296.4 million, or 6.6 percent, over the same period.

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BXS Announces Third Quarter Results

October 19, 2015

At September 30, 2015, $645.6 million of time deposits were scheduled to mature during the following two quarters at a weighted average rate of 0.43 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect a negative provision for credit losses of $3.0 million, compared to no recorded provision for the third quarter of 2014 and a negative provision of $5.0 million for the second quarter of 2015. Total non-performing assets (“NPAs”) were $113.9 million, or 1.11 percent of net loans and leases, at September 30, 2015 compared with $111.6 million, or 1.17 percent of net loans and leases, at September 30, 2014, and $103.7 million, or 1.04 percent of net loans and leases, at June 30, 2015.

Net charge-offs for the third quarter of 2015 were $2.3 million, compared with net charge-offs of $3.2 million for the third quarter of 2014 and net recoveries of $6.7 million for the second quarter of 2015. Gross charge-offs were $7.4 million for the third quarter of 2015, compared with $6.5 million for the third quarter of 2014 and $5.0 million for the second quarter of 2015. Gross recoveries of previously charged-off loans were $5.1 million for the third quarter of 2015, compared with $3.3 million for the third quarter of 2014 and $11.7 million for the second quarter of 2015. The elevated recoveries in the second quarter of this year were driven primarily by a single recovery of a previously charged-off loan totaling $6.0 million. Annualized net charge-offs were 0.09 percent of average loans and leases for the third quarter of 2015, compared with annualized net charge-offs of 0.13 percent for the third quarter of 2014 and annualized net recoveries of 0.27 percent for the second quarter of 2015.

Non-performing loans (“NPLs”) were $90.3 million, or 0.88 percent of net loans and leases, at September 30, 2015, compared with $68.9 million, or 0.72 percent of net loans and leases, at September 30, 2014, and $79.4 million, or 0.79 percent of net loans and leases, at June 30, 2015. The allowance for credit losses was $133.0 million, or 1.30 percent of net loans and leases, at September 30, 2015 compared with $144.0 million, or 1.51 percent of net loans and leases, at September 30, 2014 and $138.3 million, or 1.38 percent of net loans and leases, at June 30, 2015.

NPLs at September 30, 2015 consisted primarily of $70.2 million of nonaccrual loans, compared with $67.8 million of nonaccrual loans at June 30, 2015. Payments received on nonaccrual loans during the third quarter of 2015 totaled $11.0 million, compared with payments received on such loans of $16.1 million during the second quarter of 2015. NPLs at September 30, 2015 also included $1.4 million of loans 90 days or more past due and still accruing, compared with $1.6 million of such loans at June 30, 2015, and included restructured loans still accruing of $18.6 million at September 30, 2015, compared with $10.1 million of such loans at June 30, 2015. Early stage past due loans, representing loans 30-89 days past due, totaled $25.6 million at September 30, 2015 compared to $23.8 million at June 30, 2015.

Other real estate owned (“OREO”) decreased $0.6 million to $23.7 million during the third quarter of 2015 from $24.3 million at June 30, 2015. This net decrease reflected $1.3 million of OREO added through foreclosure, offset by sales of OREO of $1.4 million. Write-downs in the value of existing properties were $0.5 million for the third quarter of 2015 compared to $1.0 million for the second quarter of 2015. Sales of OREO during the third quarter of 2015 resulted in a net gain of $0.2 million compared to a net loss of $0.2 million for the second quarter of 2015. At September 30, 2015, OREO was carried at 42.8 percent of the aggregate loan balances at the time of foreclosure, compared with 42.6 percent at June 30, 2015.

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BXS Announces Third Quarter Results

October 19, 2015

Noninterest Revenue

Noninterest revenue was $63.0 million for the third quarter of 2015, compared with $69.3 million for the third quarter of 2014 and $74.3 million for the second quarter of 2015. These results included a negative MSR valuation adjustment of $5.3 million for the third quarter of 2015 compared with a positive MSR valuation adjustment of $0.6 million for the third quarter of 2014 and a positive MSR valuation adjustment of $4.3 million for the second quarter of 2015. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, net mortgage lending revenue was $7.6 million for the third quarter of 2015, compared with $6.3 million for the third quarter of 2014 and $9.8 million for the second quarter of 2015. Mortgage origination volume for the third quarter of 2015 was $402.2 million, compared with $305.7 million for the third quarter of 2014 and $417.2 million for the second quarter of 2015.

Credit and debit card fee revenue was $9.3 million for the third quarter of 2015, compared with $9.0 million for the third quarter of 2014 and $9.3 million for the second quarter of 2015. Deposit service charge revenue was $12.2 million for the third quarter of 2015, compared with $13.1 million for the third quarter of 2014 and $11.5 million for the second quarter of 2015. Insurance commission revenue was $28.6 million for the third quarter of 2015, compared with $29.2 million for the third quarter of 2014 and $29.3 million for the second quarter of 2015. Wealth management revenue was $5.6 million for the third quarter of 2015, compared with $6.0 million for the third quarter of 2014 and $5.5 million for the second quarter of 2015.

Noninterest Expense

Noninterest expense for the third quarter of 2015 was $126.5 million, compared with $133.7 million for the third quarter of 2014 and $128.2 million for the second quarter of 2015. Salaries and employee benefits expense was $81.4 million for the third quarter of 2015 compared to $77.5 million for the third quarter of 2014 and $79.8 million for the second quarter of 2015. The increase in salaries and employee benefits during the first three quarters of 2015 reflect an increase in pension expense compared with the same period from the prior year. Total annual pension expense for 2015 is expected to be approximately $7 million higher than 2014 due to annual revisions to actuarial assumptions, including updates to the Society of Actuaries pension plan mortality tables. Foreclosed property expense was $0.8 million for the third quarter of 2015 compared with $5.7 million for the third quarter of 2014 and $1.6 million for the second quarter of 2015. Deposit insurance assessments were $2.2 million for the third quarter of 2015 compared to $2.1 million for the third quarter of 2014 and $2.4 million for the second quarter of 2015. Noninterest expense for the third quarter of 2014 included pre-tax costs totaling $3.1 million related to Bank Secrecy Act and anti-money laundering compliance remediation.

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BXS Announces Third Quarter Results

October 19, 2015

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 11.93 percent at September 30, 2015, compared with 12.32 percent at September 30, 2014 and 12.32 percent at June 30, 2015. The ratio of tangible shareholders’ equity to tangible assets was 9.88 percent at September 30, 2015, compared with 10.14 percent at September 30, 2014 and 10.26 percent at June 30, 2015.

Estimated regulatory capital ratios at September 30, 2015 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.29 percent at September 30, 2015 and total risk based capital of 13.45 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, for “well capitalized” classification.

Rollins added, “Earnings for the quarter were sufficient to fund balance sheet growth and maintain capital ratios at relatively consistent levels. The decline in capital ratios during the quarter is attributable to the repurchase of $68.0 million of the Company’s outstanding common stock.”

Transaction Closings and Announcements

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of September 30, 2015, OIB, on a consolidated basis, reported total assets of $675.2 million, total loans of $455.8 million and total deposits of $559.1 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Ouachita Bancshares Corp. with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The terms of the amended agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community

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BXS Announces Third Quarter Results

October 19, 2015

Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of September 30, 2015, Central Community Corporation, on a consolidated basis, reported total assets of $1.5 billion, total loans of $603.5 million and total deposits of $1.2 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Central Community Corporation with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The terms of the amended agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For additional information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation, please refer to the Current Report on Form 8-K that was previously filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2014, Part II, Item 5 of the Quarterly Report on Form 10-Q that was previously filed with the SEC on August 6, 2014, the Current Report on Form 8-K that was previously filed with the SEC on September 4, 2014, the Annual Report on Form 10-K that was previously filed with the SEC on February 24, 2015, and the Current Report on Form 8-K that was previously filed with the SEC on July 1, 2015.

Summary

Rollins concluded, “While certain items, including the MSR valuation adjustment, create volatility in our Company’s bottom line results, we continue to report a very similar story quarter after quarter. Our teammates have accepted the challenge to grow our Company across all product lines and geographies. Each quarter, different teams stand out. We are producing this growth while improving our cost structure as evident by declining noninterest expenses and improvement in our efficiency ratio. We are confident this momentum will result in continued improvement in operating metrics in the coming quarters.”

Conference Call

BancorpSouth will conduct a conference call to discuss its third quarter 2015 results on October 20, 2015, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

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BXS Announces Third Quarter Results

October 19, 2015

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.8 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 286 commercial banking, mortgage, and insurance locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, the findings and results of the joint investigation by the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) of the Company’s fair lending practices, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, additions to OREO, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, continued weakness in the economic environment, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, troubled debt restructurings, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, the impact of litigation regarding debit card fees and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, the findings and results of the CFPB and the DOJ in their review of the Company’s fair lending practices, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 9/30/2015	Quarter Ended 6/30/2015	Quarter Ended 3/31/2015	Quarter Ended 12/31/2014	Quarter Ended 9/30/2014
Earnings Summary:
Interest revenue	$118,201	$114,630	$113,497	$114,237	$113,922
Interest expense	7,131	7,321	7,424	7,792	8,309

Net interest revenue	111,070	107,309	106,073	106,445	105,613
Provision for credit losses	(3,000)	(5,000)	(5,000)	—	—

Net interest revenue, after provision for credit losses	114,070	112,309	111,073	106,445	105,613
Noninterest revenue	62,953	74,314	73,315	63,513	69,278
Noninterest expense	126,450	128,177	136,933	130,046	133,699

Income before income taxes	50,573	58,446	47,455	39,912	41,192
Income tax expense	16,230	18,733	15,189	11,252	12,414

Net income	$34,343	$39,713	$32,266	$28,660	$28,778

Balance Sheet - Period End Balances
Total assets	$13,787,424	$13,634,931	$13,630,322	$13,326,369	$13,071,557
Total earning assets	12,663,944	12,492,532	12,468,322	12,163,897	11,929,416
Total securities	2,161,125	2,251,153	2,194,373	2,156,927	2,211,462
Loans and leases, net of unearned income	10,219,576	10,007,571	9,726,970	9,712,936	9,510,542
Allowance for credit losses	133,009	138,312	136,660	142,443	143,950
Total deposits	11,141,946	11,134,961	11,252,654	10,972,339	10,701,537
Long-term debt	71,868	73,962	76,055	78,148	81,742
Total shareholders’ equity	1,644,820	1,680,196	1,645,208	1,606,059	1,610,543
Balance Sheet - Average Balances
Total assets	$13,632,581	$13,516,546	$13,457,668	$13,131,130	$12,987,103
Total earning assets	12,548,967	12,443,960	12,398,058	12,038,265	11,892,493
Total securities	2,207,935	2,211,931	2,190,989	2,180,000	2,272,114
Loans and leases, net of unearned income	10,110,995	9,868,318	9,670,987	9,579,059	9,393,709
Total deposits	11,140,542	11,148,246	11,126,210	10,802,194	10,662,841
Long-term debt	71,868	73,962	76,078	79,387	81,742
Total shareholders’ equity	1,680,123	1,659,991	1,624,496	1,613,239	1,600,721
Nonperforming Assets:
Non-accrual loans and leases	$70,237	$67,766	$54,418	$58,052	$54,612
Loans and leases 90+ days past due, still accruing	1,436	1,568	1,615	2,763	1,925
Restructured loans and leases, still accruing	18,578	10,109	5,433	10,920	12,398

Non-performing loans (NPLs)	90,251	79,443	61,466	71,735	68,935

Other real estate owned	23,696	24,299	27,889	33,984	42,691

Non-performing assets (NPAs)	$113,947	$103,742	$89,355	$105,719	$111,626

Financial Ratios and Other Data:
Return on average assets	1.00%	1.18%	0.97%	0.87%	0.88%
Return on average shareholders’ equity	8.11%	9.60%	8.06%	7.05%	7.13%
Return on tangible equity	10.23%	11.66%	9.84%	8.81%	8.83%
Pre-tax pre-provision return on average assets	1.38%	1.59%	1.29%	1.21%	1.26%
Noninterest income to average assets	1.83%	2.21%	2.21%	1.92%	2.12%
Noninterest expense to average assets	3.68%	3.80%	4.13%	3.93%	4.08%
Net interest margin-fully taxable equivalent	3.59%	3.54%	3.56%	3.60%	3.62%
Net interest rate spread	3.49%	3.44%	3.46%	3.49%	3.50%
Efficiency ratio (tax equivalent)	71.56%	69.52%	75.17%	75.25%	75.19%
Loan/deposit ratio	91.72%	89.88%	86.44%	88.52%	88.87%
Price to earnings mult (avg)	16.98	18.80	18.43	18.45	16.64
Market value to book value	135.80%	148.34%	136.26%	134.91%	120.13%
Market value to book value (avg)	140.68%	142.10%	127.91%	130.16%	129.54%
Market value to tangible book value	167.71%	182.42%	168.52%	167.95%	149.58%
Market value to tangible book value (avg)	173.74%	174.75%	158.20%	162.04%	161.30%
Headcount FTE	3,903	3,935	3,924	3,948	3,938

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BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended 9/30/2015	Quarter Ended 6/30/2015	Quarter Ended 3/31/2015	Quarter Ended 12/31/2014	Quarter Ended 9/30/2014
Credit Quality Ratios:
Net (recoveries) charge-offs to average loans and leases (annualized)	0.09%	(0.27%)	0.03%	0.06%	0.13%
Provision for credit losses to average loans and leases (annualized)	(0.12%)	(0.20%)	(0.21%)	0.00%	0.00%
Allowance for credit losses to net loans and leases	1.30%	1.38%	1.40%	1.47%	1.51%
Allowance for credit losses to non-performing loans and leases	147.38%	174.10%	222.33%	198.57%	208.82%
Allowance for credit losses to non-performing assets	116.73%	133.32%	152.94%	134.74%	128.96%
Non-performing loans and leases to net loans and leases	0.88%	0.79%	0.63%	0.74%	0.72%
Non-performing assets to net loans and leases	1.11%	1.04%	0.92%	1.09%	1.17%
Equity Ratios:
Total shareholders’ equity to total assets	11.93%	12.32%	12.07%	12.05%	12.32%
Tangible shareholders’ equity to tangible assets	9.88%	10.26%	9.99%	9.92%	10.14%
Capital Adequacy:
Common Equity Tier 1 capital	12.08%	12.60%	12.60%	N/A	N/A
Tier 1 capital	12.29%	12.81%	12.81%	13.26%	13.18%
Total capital	13.45%	14.04%	14.07%	14.52%	14.43%
Tier 1 leverage capital	10.56%	10.96%	10.71%	10.55%	10.47%
Estimated for current quarter
Common Share Data:
Basic earnings per share	$0.36	$0.41	$0.33	$0.30	$0.30
Diluted earnings per share	0.36	0.41	0.33	0.30	0.30
Cash dividends per share	0.10	0.08	0.08	0.08	0.08
Book value per share	17.50	17.37	17.04	16.69	16.77
Tangible book value per share	14.17	14.12	13.78	13.40	13.46
Market value per share (last)	23.77	25.76	23.22	22.51	20.14
Market value per share (high)	26.54	26.68	23.68	23.28	25.43
Market value per share (low)	22.09	22.83	19.64	19.22	20.11
Market value per share (avg)	24.62	24.68	21.80	21.72	21.72
Dividend payout ratio	28.01%	18.25%	22.40%	25.17%	25.03%
Total shares outstanding	93,969,994	96,755,530	96,544,502	96,254,903	96,065,021
Average shares outstanding - basic	96,202,871	96,625,794	96,359,885	96,173,000	96,052,260
Average shares outstanding - diluted	96,467,728	96,957,441	96,653,401	96,506,827	96,373,950
Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.22%	4.23%	4.31%	4.30%	4.36%
Available-for-sale securities:
Taxable	1.40%	1.40%	1.54%	1.43%	1.42%
Tax-exempt	5.32%	5.44%	5.40%	5.30%	5.37%
Short-term investments	0.20%	0.24%	0.22%	0.24%	0.22%
Total interest earning assets and revenue	3.82%	3.78%	3.80%	3.85%	3.89%
Deposits	0.22%	0.23%	0.24%	0.25%	0.28%
Demand - interest bearing	0.18%	0.19%	0.18%	0.18%	0.17%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.76%	0.79%	0.82%	0.87%	0.96%
Short-term borrowings	0.12%	0.11%	0.12%	0.11%	0.10%
Total int bearing dep & s/t borrowings	0.30%	0.31%	0.31%	0.33%	0.36%
Junior subordinated debt	2.87%	2.86%	2.84%	2.82%	2.81%
Long-term debt	2.91%	2.90%	2.88%	2.86%	2.85%
Total interest bearing liabilities and expense	0.32%	0.34%	0.34%	0.36%	0.39%
Interest bearing liabilities to interest earning assets	69.68%	70.36%	71.13%	70.57%	71.07%
Net interest tax equivalent adjustment	$2,558	$2,628	$2,653	$2,736	$2,810

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14
	(Dollars in thousands)
Assets
Cash and due from banks	$159,923	$183,541	$199,337	$204,231	$169,226
Interest bearing deposits with other banks	113,068	34,438	360,469	153,019	70,408
Available-for-sale securities, at fair value	2,161,125	2,251,153	2,194,373	2,156,927	2,211,462
Loans and leases	10,254,013	10,041,455	9,761,555	9,749,540	9,546,250
Less: Unearned income	34,437	33,884	34,585	36,604	35,708
Allowance for credit losses	133,009	138,312	136,660	142,443	143,950

Net loans and leases	10,086,567	9,869,259	9,590,310	9,570,493	9,366,592
Loans held for sale	170,175	199,370	186,510	141,015	137,005
Premises and equipment, net	304,317	303,837	305,335	304,943	307,497
Accrued interest receivable	41,599	41,065	42,933	41,985	42,311
Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangibles	21,466	22,415	23,476	24,508	25,619
Bank owned life insurance	249,825	247,983	246,148	247,076	243,827
Other real estate owned	23,696	24,299	27,889	33,984	42,691
Other assets	164,165	166,073	162,044	156,690	163,421

Total Assets	$13,787,424	$13,634,931	$13,630,322	$13,326,369	$13,071,557

Liabilities
Deposits:
Demand: Noninterest bearing	$3,053,439	$2,911,972	$2,914,949	$2,778,686	$2,811,156
Interest bearing	4,794,656	4,881,469	4,979,710	4,868,054	4,498,275
Savings	1,409,856	1,407,616	1,395,857	1,331,963	1,311,874
Other time	1,883,995	1,933,904	1,962,138	1,993,636	2,080,232

Total deposits	11,141,946	11,134,961	11,252,654	10,972,339	10,701,537
Federal funds purchased and securities sold under agreement to repurchase	425,203	375,980	384,829	388,166	431,428
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	224,500	92,500	1,500	3,500	2,000
Accrued interest payable	3,353	3,494	3,371	3,400	3,894
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	71,868	73,962	76,055	78,148	81,742
Other liabilities	252,536	250,640	243,507	251,559	217,215

Total Liabilities	12,142,604	11,954,735	11,985,114	11,720,310	11,461,014
Shareholders’ Equity
Common stock	234,925	241,889	241,361	240,637	240,165
Capital surplus	278,998	337,272	331,016	324,271	322,488
Accumulated other comprehensive loss	(36,355)	(41,288)	(37,033)	(43,686)	(15,513)
Retained earnings	1,167,252	1,142,323	1,109,864	1,084,837	1,063,403

Total Shareholders’ Equity	1,644,820	1,680,196	1,645,208	1,606,059	1,610,543

Total Liabilities & Shareholders’ Equity	$13,787,424	$13,634,931	$13,630,322	$13,326,369	$13,071,557

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14
	(Dollars in thousands)
Assets
Cash and due from banks	$159,569	$152,792	$132,734	$166,941	$155,876
Interest bearing deposits with other banks	72,438	212,634	426,792	165,713	120,707
Available-for-sale securities, at fair value	2,207,935	2,211,931	2,190,989	2,180,000	2,272,114
Loans and leases	10,144,874	9,903,034	9,706,941	9,615,125	9,430,043
Less: Unearned income	33,879	34,716	35,954	36,066	36,334
Allowance for credit losses	137,547	140,483	141,299	143,842	146,592

Net loans and leases	9,973,448	9,727,835	9,529,688	9,435,217	9,247,117
Loans held for sale	157,598	151,077	109,291	113,493	105,964
Premises and equipment, net	304,948	305,335	305,277	306,630	309,373
Accrued interest receivable	38,847	38,268	39,279	39,034	38,758
Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangibles	21,812	22,780	23,834	24,910	26,031
Bank owned life insurance	248,798	246,872	246,538	245,584	242,718
Other real estate owned	24,008	27,190	32,062	39,209	49,123
Other assets	131,682	128,334	129,686	122,901	127,824

Total Assets	$13,632,581	$13,516,546	$13,457,668	$13,131,130	$12,987,103

Liabilities
Deposits:
Demand: Noninterest bearing	$2,992,903	$2,895,451	$2,807,816	$2,837,919	$2,766,626
Interest bearing	4,822,567	4,899,467	4,985,577	4,617,998	4,480,008
Savings	1,413,187	1,404,336	1,358,565	1,321,000	1,308,184
Other time	1,911,885	1,948,992	1,974,252	2,025,277	2,108,023

Total deposits	11,140,542	11,148,246	11,126,210	10,802,194	10,662,841
Federal funds purchased and securities sold under agreement to repurchase	439,503	399,447	398,237	426,842	444,017
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	62,136	6,555	3,056	2,261	6,489
Accrued interest payable	3,600	3,457	3,338	3,630	3,940
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	71,868	73,962	76,078	79,387	81,742
Other liabilities	211,611	201,690	203,055	180,379	164,155

Total Liabilities	11,952,458	11,856,555	11,833,172	11,517,891	11,386,382
Shareholders’ Equity
Common stock	240,473	241,540	240,992	240,436	240,123
Capital surplus	325,118	332,993	326,476	323,372	322,219
Accumulated other comprehensive loss	(40,476)	(38,534)	(39,529)	(22,747)	(14,827)
Retained earnings	1,155,008	1,123,992	1,096,557	1,072,178	1,053,206

Total Shareholders’ Equity	1,680,123	1,659,991	1,624,496	1,613,239	1,600,721

Total Liabilities & Shareholders’ Equity	$13,632,581	$13,516,546	$13,457,668	$13,131,130	$12,987,103

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					YTD
	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Sep-15	Sep-14
INTEREST REVENUE:
Loans and leases	$107,086	$103,428	$102,135	$103,172	$102,681	$312,649	$301,387
Deposits with other banks	36	126	236	101	68	398	431
Available-for-sale securities:
Taxable	6,490	6,424	6,844	6,429	6,646	19,758	21,326
Tax-exempt	3,226	3,335	3,377	3,471	3,607	9,938	10,991
Loans held for sale	1,363	1,317	905	1,064	920	3,585	1,885

Total interest revenue	118,201	114,630	113,497	114,237	113,922	346,328	336,020

INTEREST EXPENSE:
Interest bearing demand	2,209	2,262	2,183	2,070	1,956	6,654	5,781
Savings	431	426	412	411	410	1,269	1,203
Other time	3,646	3,827	4,008	4,453	5,083	11,481	16,222
Federal funds purchased and securities sold under agreement to repurchase	104	85	82	89	84	271	242
Long-term debt	571	556	577	603	612	1,704	1,860
Junior subordinated debt	168	165	163	165	164	496	494
Other	2	—	(1)	1	—	1	1

Total interest expense	7,131	7,321	7,424	7,792	8,309	21,876	25,803

Net interest revenue	111,070	107,309	106,073	106,445	105,613	324,452	310,217
Provision for credit losses	(3,000)	(5,000)	(5,000)	—	—	(13,000)	—

Net interest revenue, after provision for credit losses	114,070	112,309	111,073	106,445	105,613	337,452	310,217

NONINTEREST REVENUE:
Mortgage lending	2,339	14,102	8,567	3,250	6,938	25,008	19,421
Credit card, debit card and merchant fees	9,282	9,298	8,539	9,921	8,972	27,119	25,382
Deposit service charges	12,150	11,527	11,252	12,538	13,111	34,929	38,084
Security gains, net	33	41	14	18	18	88	19
Insurance commissions	28,584	29,319	33,493	25,376	29,246	91,396	89,466
Wealth Management	5,567	5,508	6,210	5,826	5,961	17,285	17,705
Other	4,998	4,519	5,240	6,584	5,032	14,757	15,556

Total noninterest revenue	62,953	74,314	73,315	63,513	69,278	210,582	205,633

NONINTEREST EXPENSE:
Salaries and employee benefits	81,354	79,759	81,179	76,751	77,453	242,292	231,077
Occupancy, net of rental income	10,819	10,419	10,194	10,500	10,313	31,432	30,845
Equipment	3,742	4,024	3,974	3,996	4,205	11,740	12,873
Deposit insurance assessments	2,191	2,377	2,311	2,430	2,125	6,879	5,760
Other	28,344	31,598	39,275	36,369	39,603	99,217	107,805

Total noninterest expenses	126,450	128,177	136,933	130,046	133,699	391,560	388,360

Income before income taxes	50,573	58,446	47,455	39,912	41,192	156,474	127,490
Income tax expense	16,230	18,733	15,189	11,252	12,414	50,152	39,400

Net income	$34,343	$39,713	$32,266	$28,660	$28,778	$106,322	$88,090

Net income per share: Basic	$0.36	$0.41	$0.33	$0.30	$0.30	$1.10	$0.92

Diluted	$0.36	$0.41	$0.33	$0.30	$0.30	$1.10	$0.92

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,710,497	$1,730,142	$1,676,366	$1,746,486	$1,714,012
Real estate
Consumer mortgages	2,447,132	2,374,122	2,301,112	2,257,726	2,191,265
Home equity	573,566	558,460	538,042	531,374	518,263
Agricultural	252,381	239,884	236,898	239,616	242,023
Commercial and industrial-owner occupied	1,605,811	1,596,244	1,518,153	1,522,536	1,508,679
Construction, acquisition and development	900,875	860,407	892,730	853,623	819,636
Commercial real estate	2,141,398	2,081,394	1,993,473	1,961,977	1,916,577
Credit cards	109,576	110,552	106,287	113,426	109,464
All other	478,340	456,366	463,909	486,172	490,623

Total loans	$10,219,576	$10,007,571	$9,726,970	$9,712,936	$9,510,542

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$138,312	$136,660	$142,443	$143,950	$147,132
Loans and leases charged-off:
Commercial and industrial	(2,010)	(1,436)	(383)	(1,179)	(306)
Real estate
Consumer mortgages	(1,382)	(575)	(892)	(900)	(1,510)
Home equity	(314)	(245)	(498)	(93)	(510)
Agricultural	(9)	—	(8)	(4)	(47)
Commercial and industrial-owner occupied	(645)	(404)	(394)	(220)	(1,229)
Construction, acquisition and development	(203)	(272)	(343)	(566)	(1,458)
Commercial real estate	(1,477)	(1,117)	(1,007)	(463)	(70)
Credit cards	(706)	(527)	(676)	(580)	(612)
All other	(628)	(441)	(579)	(847)	(743)

Total loans charged-off	(7,374)	(5,017)	(4,780)	(4,852)	(6,485)

Recoveries:
Commercial and industrial	897	282	502	298	565
Real estate
Consumer mortgages	461	1,024	612	821	952
Home equity	90	185	241	102	157
Agricultural	59	36	269	16	45
Commercial and industrial-owner occupied	1,831	146	550	216	460
Construction, acquisition and development	1,084	8,978	604	897	392
Commercial real estate	187	600	720	623	286
Credit cards	170	183	153	160	116
All other	292	235	346	212	330

Total recoveries	5,071	11,669	3,997	3,345	3,303

Net recoveries (charge-offs)	(2,303)	6,652	(783)	(1,507)	(3,182)
Provision charged to operating expense	(3,000)	(5,000)	(5,000)	—	—

Balance, end of period	$133,009	$138,312	$136,660	$142,443	$143,950

Average loans for period	$10,110,995	$9,868,318	$9,670,987	$9,579,059	$9,393,709

Ratio:
Net (recoveries) charge-offs to average loans (annualized)	0.09%	(0.27%)	0.03%	0.06%	0.13%

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$15,697	$9,740	$3,923	$3,934	$2,786
Real estate
Consumer mortgages	21,959	21,636	21,435	23,668	23,408
Home equity	3,664	3,550	2,269	2,253	2,073
Agricultural	484	259	259	291	638
Commercial and industrial-owner occupied	12,690	14,007	9,687	11,190	7,495
Construction, acquisition and development	4,240	5,411	5,111	4,162	6,070
Commercial real estate	10,730	12,397	11,107	11,915	11,102
Credit cards	215	157	118	133	168
All other	558	609	509	506	872

Total nonaccrual loans and leases	$70,237	$67,766	$54,418	$58,052	$54,612

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	$58	$20	$30	$41	$60
Real estate
Consumer mortgages	1,068	1,022	1,256	1,828	1,590
Home equity	—	141	—	—	20
Agricultural	—	—	—	—	—
Commercial and industrial-owner occupied	—	14	—	39	—
Construction, acquisition and development	—	—	—	387	—
Commercial real estate	—	—	—	137	—
Credit cards	310	342	329	327	255
All other	—	29	—	4	—

Total loans and leases 90+ days past due, still accruing	1,436	1,568	1,615	2,763	1,925

Restructured Loans and Leases, Still Accruing	18,578	10,109	5,433	10,920	12,398

Total non-performing loans and leases	90,251	79,443	61,466	71,735	68,935

OTHER REAL ESTATE OWNED:	23,696	24,299	27,889	33,984	42,691

Total Non-performing Assets	$113,947	$103,742	$89,355	$105,719	$111,626

Additions to Nonaccrual Loans and Leases During the Quarter	$22,271	$35,315	$23,607	$21,952	$16,707

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$4,985	$3,081	$3,270	$2,319	$3,753
Real estate
Consumer mortgages	10,789	10,622	9,955	11,412	13,013
Home equity	1,455	2,527	2,594	2,047	1,315
Agricultural	393	116	161	366	190
Commercial and industrial-owner occupied	3,888	2,643	3,026	912	2,364
Construction, acquisition and development	1,218	1,120	5,471	4,811	1,036
Commercial real estate	798	1,651	3,032	1,510	926
Credit cards	788	529	581	739	602
All other	1,334	1,481	1,014	1,698	1,196

Total Loans and Leases 30-89 days past due, still accruing	$25,648	$23,770	$29,104	$25,814	$24,395

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	(0.12%)	(0.20%)	(0.21%)	0.00%	0.00%
Allowance for credit losses to net loans and leases	1.30%	1.38%	1.40%	1.47%	1.51%
Allowance for credit losses to non-performing loans and leases	147.38%	174.10%	222.33%	198.57%	208.82%
Allowance for credit losses to non-performing assets	116.73%	133.32%	152.94%	134.74%	128.96%
Non-performing loans and leases to net loans and leases	0.88%	0.79%	0.63%	0.74%	0.72%
Non-performing assets to net loans and leases	1.11%	1.04%	0.92%	1.09%	1.17%

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	September 30, 2015
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,671,522	$—	$24,967	$—	$—	$14,008	$1,710,497
Real estate
Consumer mortgages	2,369,160	—	73,753	107	—	4,112	2,447,132
Home equity	563,119	—	8,645	—	—	1,802	573,566
Agricultural	243,814	—	8,235	—	—	332	252,381
Commercial and industrial-owner occupied	1,541,771	—	55,289	224	—	8,527	1,605,811
Construction, acquisition and development	870,595	—	27,243	430	—	2,607	900,875
Commercial real estate	2,072,229	—	59,514	410	—	9,245	2,141,398
Credit cards	109,576	—	—	—	—	—	109,576
All other	471,633	—	6,604	—	—	103	478,340

Total loans	$9,913,419	$—	$264,250	$1,171	$—	$40,736	$10,219,576

	June 30, 2015
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,688,364	$695	$33,809	$107	$—	$7,167	$1,730,142
Real estate
Consumer mortgages	2,288,980	—	81,312	226	—	3,604	2,374,122
Home equity	547,169	—	9,480	—	—	1,811	558,460
Agricultural	232,626	—	7,258	—	—	—	239,884
Commercial and industrial-owner occupied	1,538,436	—	47,991	233	—	9,584	1,596,244
Construction, acquisition and development	826,039	—	30,309	444	—	3,615	860,407
Commercial real estate	2,016,614	—	55,452	295	—	9,033	2,081,394
Credit cards	110,552	—	—	—	—	—	110,552
All other	443,484	—	12,583	—	—	299	456,366

Total loans	$9,692,264	$695	$278,194	$1,305	$—	$35,113	$10,007,571

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	September 30, 2015
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$156,906	$202,404	$199,453	$592,008	$68,073	$114,479	$238,192	$138,982	$1,710,497
Real estate
Consumer mortgages	285,916	334,245	218,535	823,486	73,144	269,128	426,229	16,449	2,447,132
Home equity	80,490	39,037	62,196	219,209	22,330	139,264	9,310	1,730	573,566
Agricultural	6,246	76,058	30,511	79,688	3,109	12,935	43,834	—	252,381
Commercial and industrial-owner occupied	182,334	189,991	185,937	669,397	57,543	130,355	190,254	—	1,605,811
Construction, acquisition and development	106,784	100,059	77,098	293,502	22,768	135,188	165,476	—	900,875
Commercial real estate	336,677	349,996	234,714	590,385	203,867	175,412	250,079	268	2,141,398
Credit cards	—	—	—	—	—	—	—	109,576	109,576
All other	73,139	49,215	31,516	189,538	3,925	43,360	61,285	26,362	478,340

Total loans	$1,228,492	$1,341,005	$1,039,960	$3,457,213	$454,759	$1,020,121	$1,384,659	$293,367	$10,219,576

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$1,272	$1,047	$576	$11,261	$—	$18	$2,075	$143	$16,392
Real estate
Consumer mortgages	1,184	3,442	672	8,207	1,181	1,124	1,176	6,592	23,578
Home equity	789	1,292	524	510	—	547	—	2	3,664
Agricultural	69	—	14	374	—	27	—	—	484
Commercial and industrial-owner occupied	513	2,278	626	11,977	990	200	259	—	16,843
Construction, acquisition and development	166	729	198	1,495	1,730	1,473	65	—	5,856
Commercial real estate	1,062	1,235	2,548	12,381	310	2,489	1,227	—	21,252
Credit cards	—	—	—	—	—	—	—	1,343	1,343
All other	103	141	199	218	—	177	—	1	839

Total loans	$5,158	$10,164	$5,357	$46,423	$4,211	$6,055	$4,802	$8,081	$90,251

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.81%	0.52%	0.29%	1.90%	0.00%	0.02%	0.87%	0.10%	0.96%
Real estate
Consumer mortgages	0.41%	1.03%	0.31%	1.00%	1.61%	0.42%	0.28%	40.08%	0.96%
Home equity	0.98%	3.31%	0.84%	0.23%	0.00%	0.39%	0.00%	0.12%	0.64%
Agricultural	1.10%	0.00%	0.05%	0.47%	0.00%	0.21%	0.00%	0.00%	0.19%
Commercial and industrial-owner occupied	0.28%	1.20%	0.34%	1.79%	1.72%	0.15%	0.14%	0.00%	1.05%
Construction, acquisition and development	0.16%	0.73%	0.26%	0.51%	7.60%	1.09%	0.04%	0.00%	0.65%
Commercial real estate	0.32%	0.35%	1.09%	2.10%	0.15%	1.42%	0.49%	0.00%	0.99%
Credit cards	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.23%	1.23%
All other	0.14%	0.29%	0.63%	0.12%	0.00%	0.41%	0.00%	0.00%	0.18%

Total loans	0.42%	0.76%	0.52%	1.34%	0.93%	0.59%	0.35%	2.75%	0.88%

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	September 30, 2015
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
OTHER REAL ESTATE OWNED:
Commercial and industrial	$84	$—	$—	$—	$—	$—	$—	$—	$84
Real estate
Consumer mortgages	214	116	53	2,039	—	180	4	—	2,606
Home equity	—	—	—	101	—	—	—	—	101
Agricultural	—	—	—	25	—	—	—	—	25
Commercial and industrial-owner occupied	260	—	—	601	—	385	60	—	1,306
Construction, acquisition and development	3,689	84	130	12,693	—	2,134	—	—	18,730
Commercial real estate	170	108	—	278	127	—	63	—	746
All other	—	—	—	98	—	—	—	—	98

Total loans	$4,417	$308	$183	$15,835	$127	$2,699	$127	$—	$23,696

	Quarter Ended
	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14
OTHER REAL ESTATE OWNED:
Balance, beginning of period	$24,299	$27,889	$33,984	$42,691	$55,253
Additions to foreclosed properties
New foreclosed property	1,333	1,730	2,804	2,257	3,476
Reductions in foreclosed properties
Sales	(1,412)	(4,284)	(6,726)	(8,548)	(14,429)
Writedowns	(524)	(1,036)	(2,173)	(2,416)	(1,609)

Balance, end of period	$23,696	$24,299	$27,889	$33,984	$42,691

FORECLOSED PROPERTY EXPENSE
(Gain) Loss on sale of other real estate owned	$(203)	$204	$(779)	$1,643	$3,289
Writedown of other real estate owned	524	1,036	2,173	2,416	1,609
Other foreclosed property expense	487	385	577	534	823

Total foreclosed property expense	$808	$1,625	$1,971	$4,593	$5,721

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14
NONINTEREST REVENUE:
Mortgage lending	$2,339	$14,102	$8,567	$3,250	$6,938
Credit card, debit card and merchant fees	9,282	9,298	8,539	9,921	8,972
Deposit service charges	12,150	11,527	11,252	12,538	13,111
Securities gains, net	33	41	14	18	18
Insurance commissions	28,584	29,319	33,493	25,376	29,246
Trust income	3,653	3,543	4,036	3,791	3,537
Annuity fees	539	470	558	540	461
Brokerage commissions and fees	1,375	1,495	1,616	1,495	1,963
Bank-owned life insurance	1,842	1,835	1,899	3,249	1,865
Other miscellaneous income	3,156	2,684	3,341	3,335	3,167

Total noninterest revenue	$62,953	$74,314	$73,315	$63,513	$69,278

NONINTEREST EXPENSE:
Salaries and employee benefits	$81,354	$79,759	$81,179	$76,751	$77,453
Occupancy, net of rental income	10,819	10,419	10,194	10,500	10,313
Equipment	3,742	4,024	3,974	3,996	4,205
Deposit insurance assessments	2,191	2,377	2,311	2,430	2,125
Amortization of bond issue cost	12	12	12	12	12
Advertising	812	1,686	781	1,233	1,192
Foreclosed property expense	808	1,625	1,971	4,593	5,721
Telecommunications	1,825	1,897	1,922	1,960	2,254
Public relations	481	653	570	770	950
Data processing	5,598	5,324	5,393	4,804	5,317
Computer software	2,595	2,690	2,606	2,763	2,488
Amortization of intangibles	948	1,061	1,032	1,111	1,126
Legal	1,233	1,998	7,681	2,322	2,620
Merger expense	8	4	—	4	188
Postage and shipping	1,030	1,194	1,172	1,239	1,103
Other miscellaneous expense	12,994	13,454	16,135	15,558	16,632

Total noninterest expense	$126,450	$128,177	$136,933	$130,046	$133,699

INSURANCE COMMISSIONS:
Property and casualty commissions	$21,155	$21,145	$20,673	$19,007	$22,746
Life and health commissions	5,775	6,202	5,412	5,521	5,128
Risk management income	709	637	666	621	708
Other	945	1,335	6,742	227	664

Total insurance commissions	$28,584	$29,319	$33,493	$25,376	$29,246

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$55,924	$49,190	$51,296	$53,759	$52,272
Additions to mortgage servicing rights:
Originations of servicing assets	4,231	4,344	2,499	2,453	2,400
Changes in fair value:
Due to payoffs/paydowns	(1,872)	(1,930)	(1,564)	(1,480)	(1,559)
Due to change in valuation inputs or assumptions used in the valuation model	(5,308)	4,321	(3,039)	(3,434)	648
Other changes in fair value	(2)	(1)	(2)	(2)	(2)

Fair value, end of period	$52,973	$55,924	$49,190	$51,296	$53,759

Production revenue:
Origination	$5,154	$7,395	$8,914	$3,949	$3,736
Servicing	4,365	4,316	4,256	4,215	4,113
Payoffs/Paydowns	(1,872)	(1,930)	(1,564)	(1,480)	(1,559)

Total production revenue	7,647	9,781	11,606	6,684	6,290
Market value adjustment	(5,308)	4,321	(3,039)	(3,434)	648

Total mortgage lending revenue	$2,339	$14,102	$8,567	$3,250	$6,938

Mortgage loans serviced	$5,942,736	$5,802,407	$5,705,638	$5,686,756	$5,649,897
MSR/mtg loans serviced	0.89%	0.96%	0.86%	0.90%	0.95%
AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,255,717	$1,336,846	$1,286,981	$1,215,054	$1,238,088
Government agency issued residential mortgage-back securities	206,878	217,191	200,381	209,230	218,748
Government agency issued commercial mortgage-back securities	229,922	224,450	227,409	240,568	237,325
Obligations of states and political subdivisions	451,600	458,322	471,539	483,864	509,304
Other	17,008	14,344	8,063	8,211	7,997

Total available-for-sale securities	$2,161,125	$2,251,153	$2,194,373	$2,156,927	$2,211,462

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including pre-tax, pre-provision earnings, net operating income, tangible shareholders’ equity to tangible assets, return on tangible equity, pre-tax pre-provision return on average assets, tangible book value per share, and operating earnings per share. The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to Management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Pre-tax, Pre-provision Earnings and Net Operating Income to Net Income:

	Quarter ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Net income	$34,343	$39,713	$32,266	$28,660	$28,778
Plus: Provision for credit losses	(3,000)	(5,000)	(5,000)	—	—
Income tax expense	16,230	18,733	15,189	11,252	12,414

Pre-tax, pre-provision earnings	$47,573	$53,446	$42,455	$39,912	$41,192

Net income	$34,343	$39,713	$32,266	$28,660	$28,778
Plus: Merger expense, net of tax	5	3	(1)	2	117
One time charge for BSA, net of tax	—	—	—	—	1,903

Net operating income	$34,348	$39,716	$32,265	$28,662	$30,798

- MORE -

BXS Announces Third Quarter Results

October 19, 2015

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Tangible assets
Total assets	$13,787,424	$13,634,931	$13,630,322	$13,326,369	$13,071,557
Less: Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangible assets	21,466	22,415	23,476	24,508	25,619

Total tangible assets	$13,474,460	$13,321,018	$13,315,348	$13,010,363	$12,754,440
Tangible shareholders’ equity
Total shareholders’ equity	$1,644,820	$1,680,196	$1,645,208	$1,606,059	$1,610,543
Less: Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangible assets	21,466	22,415	23,476	24,508	25,619

Total tangible shareholders’ equity	$1,331,856	$1,366,283	$1,330,234	$1,290,053	$1,293,426
Total average assets	$13,632,581	$13,516,546	$13,457,668	$13,131,130	$12,987,103
Total common shares outstanding	93,969,994	96,755,530	96,544,502	96,254,903	96,065,021
Average shares outstanding-diluted	96,467,728	96,957,441	96,653,401	96,506,827	96,373,950
Tangible shareholders’ equity to tangible assets*	9.88%	10.26%	9.99%	9.92%	10.14%
Return on tangible equity **	10.23%	11.66%	9.84%	8.81%	8.83%
Pre-tax pre-provision return on average assets ***	1.38%	1.59%	1.29%	1.21%	1.26%
Tangible book value per share****	$14.17	$14.12	$13.78	$13.40	$13.46
Operating earnings per share*****	$0.36	$0.41	$0.33	$0.30	$0.32

*	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
**	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
***	Pre-tax pre-provision return on average assets is defined by the Company as annualized pre-tax pre-provision earnings divided by total average assets.
****	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
*****	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.

- END -